EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Concurrent Computer Corporation on Form S-3 of our report dated August 3, 2001 (September 14, 2001 as to paragraph two of Note 10 and June 5, 2002 as to Note
21), appearing in the Company's Current Report on Form 8-K filed on June 7, 2002 as well as to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Atlanta, Georgia


June 7, 2002


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